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                                                                    Exhibit 10.2

                         AGREEMENT TO AMEND AND RESTATE

            AGREEMENT TO AMEND AND RESTATE, dated as of April 10, 2007 (this "Agreement"), among certain of those lenders (the "Lenders") party to the Existing Credit Agreement (as defined below) immediately prior to the Restatement Effective Date (as defined below), Visteon Corporation, a Delaware corporation (the "Borrower"), Citicorp USA, Inc., as syndication agent (in such capacity, the "Syndication Agent") and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Existing Credit Agreement referred to below.

                              W I T N E S S E T H:

            WHEREAS, the Borrower, the Lenders from time to time parties thereto, the Syndication Agent, the Administrative Agent, and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, are parties to a Credit Agreement, dated as of June 13, 2006 (as in effect immediately prior to the Restatement Effective Date, the "Existing Credit Agreement");

            WHEREAS, the Borrower has requested that the Lenders amend and restate the Existing Credit Agreement as provided in this Agreement and that the Lenders with Additional Term Commitments (as defined below) make available the Additional Term Loans (as defined below); and

            WHEREAS, the Lenders with Additional Term Commitments are willing to provide the Additional Term Loans and the Lenders are willing to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein.

                  NOW THEREFORE, subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

            1. The parties hereto hereby agree that on the Restatement Effective Date (as defined below) the Existing Credit Agreement shall be amended and restated in the form attached hereto as Annex I (as so amended and restated, the "Restated Credit Agreement"). It is understood and agreed that the Restated Credit Agreement will be dated as of the Restatement Effective Date.

            2. (a) Each Lender (an "Additional Term Lender") with an additional term commitment specified opposite its name on Schedule I hereto (an "Additional Term Commitment") agrees to make a term loan (an "Additional Term Loan") on the Restatement Effective Date (as defined below) to the Borrower in the principal amount specified as its Additional Term Commitment, which Additional Term Loans
(i) shall not exceed, in the aggregate, $500,000,000, (ii) shall be made on the Restatement Effective Date, (iii) shall be treated as "Term Loans" for all purposes under the Restated Credit Agreement, except that (A) the Term Loans made under the Existing Credit Agreement were borrowed on the Closing Date and on November 27, 2006 and the Additional Term Loans made under this Agreement are to be

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borrowed on the Restatement Effective Date and (B) the maturity date of the
Additional Term Loans shall be December 13, 2013, (iv) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Loans, all in accordance with the terms of the Restated Credit Agreement and, without limiting the foregoing, on the same terms as are applicable to the Term Loans under the Existing Credit Agreement, (iv) may be repaid or prepaid in accordance with the provisions of the Restated Credit Agreement, but once repaid or prepaid may not be reborrowed, in each case on the same terms and conditions as are applicable to the Term Loans under the Existing Credit Agreement, and (v) will be made available in accordance with Section 2.1 of the Restated Credit Agreement. Subject to the first sentence of this Section 2(a), the Additional Term Lenders shall make Additional Term Loans on a pro rata basis in accordance with their respective Additional Term Commitments to the Borrower.

            (b) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M, New York City time, three Business Days prior to the anticipated Restatement Effective Date) requesting that the Additional Term Lenders make the Additional Term Loans on the Restatement Effective Date and specifying the amount to be borrowed. The Term Loans made on the Restatement Effective Date shall initially be Eurodollar Loans having an Interest Period of one month. Upon receipt of such notice the Administrative Agent shall promptly notify each Additional Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Restatement Effective Date each Additional Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Additional Term Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Additional Term Lenders in immediately available funds. On the Restatement Effective Date, the Borrower shall be deemed to have repaid and reborrowed all outstanding Loans as of such date (with such reborrowing to consist of Eurodollar Loans consistent with the notice delivered by the Borrower pursuant to this Section 2(b). The Additional Term Lenders shall be entitled to the benefits of Section 2.14 of the Existing Credit Agreement with respect to any failure to borrow the Additional Term Loans after such notice has been given notwithstanding that the Restatement Effective has not occurred.

            3. The Lenders hereby direct and authorize JPMorgan Chase Bank, N.A., as Administrative Agent, to effect amendments reasonably satisfactory to the Administrative Agent to the Loan Documents (other than the Existing Credit Agreement) to give effect to the Restated Credit Agreement.

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            4. This Agreement shall become effective (the "AAR Effective Date")
on the date on which the Administrative Agent shall have received executed counterparts to this Agreement from Holdings, the Borrower, the Required Lenders under the Existing Credit Agreement, and each Additional Term Lender.

            5. The Restated Credit Agreement shall become effective on the date on which all of the conditions specified below shall have been satisfied or waived (the "Restatement Effective Date"):

            (a) Loan Documents: The Administrative Agent shall have received (i) executed counterparts to this Agreement from Holdings, the Borrower, the Required Lenders under the Existing Credit Agreement, and each Additional Term Lender, (ii) executed counterparts to a Reaffirmation Agreement, in the form attached hereto as Annex II, from all parties thereto and any amendments or acknowledgments to the Security Documents (including, without limitation, the schedules thereto) as the Administrative Agent deems reasonably necessary or appropriate in order to provide the benefits thereof to the Loans and the obligations of the Loan Parties in connection therewith on the same basis as such benefits are provided to the Lenders for the purpose of securing obligations outstanding under the Existing Credit Agreement and (iii) executed counterparts to an amendment to the Intercreditor Agreement containing terms and conditions reasonably satisfactory to the Administrative Agent.

            (b) Legal Opinion. The Administrative Agent shall have received an executed legal opinion of Kirkland & Elis LLP, counsel for the Borrower and the Guarantors, in form and substance reasonably acceptable to the Administrative Agent.

            (c) Closing Certificates. The Administrative Agent shall have received a certificate of each Person that is a Loan Party as of the Restatement Effective Date, dated the Restatement Effective Date, substantially in the form of Exhibit H attached to the Restated Credit Agreement, with appropriate insertions, executed by the Chief Executive Officer, President or any Vice President, Chief Financial Officer, Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary of such Loan Party (attaching any additional documents required by 5(e) below and, in the case of any such Person that was a Loan Party as of the Closing Date, confirming that there have not been any amendments or modifications to the organization documents of such Person since the Closing Date).

            (d) Corporate Proceedings. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or other analogous body) of each Person that is a Loan Party as of the Restatement Effective Date (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Agreement (and any agreements relating thereto) to which it is a party.

            (e) Corporate Documents. The Administrative Agent shall have received true and complete copies of the organization documents of (A) each Person that is a Loan Party as of the Restatement Effective Date and was not a Loan Party as of the Closing Date or (B) each Person that was a Loan Party as of the Closing Date and remains a Loan Party as of the Restatement

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Effective Date which Person's organizational documents have been amended or modified since the Closing Date.

            (f) Fees and Expenses. The fees in the amounts previously agreed in writing by the parties to this Agreement to be received on the Restatement Effective Date and all reasonable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel) for which invoices have been presented on or prior to the Restatement Effective Date shall have been paid in full.

            (g) Amendment to ABL Credit Agreement. The Credit Agreement dated as of August 14, 2006 governing the Borrower's asset based revolving credit facility (the ABL Credit Agreement") shall have been amended, and such amendment shall have become effective on the Restatement Effective Date, in each case on terms and conditions reasonably satisfactory to the Administrative Agent.

            (h) No Default; Representations and Warranties. On the Restatement Effective Date (before and immediately after giving effect to the transactions contemplated by this Agreement), (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Loan Party contained herein or in the Existing Credit Agreement or the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the Restatement Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided however that for purposes of this Agreement(i) the reference to "the date hereof" in Section 3.1 of the Existing Credit Agreement is hereby deemed to refer to the Closing Date and (ii) the date in Section 3.2 is hereby deemed to refer to "December 31, 2006" instead of "December 31, 2005".

            6. This Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Existing Credit Agreement or any other Loan Document.

            7. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

            8. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            9. Each party to this Agreement hereby acknowledges that it shall become a party to the Restated Credit Agreement for all purposes of such Restated Credit Agreement upon its execution and delivery of this Agreement. As of the Restatement Effective Date, the Restated Credit Agreement shall be effective as to all Lenders thereunder.

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                           [signature page follows]

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            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                       VISTEON CORPORATION

                                       By: /s/ Brian P. Casey
                                           -------------------------------------
                                           Name: Brian P. Casey
                                           Title:  Vice President and Treasurer

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                                       JPMORGAN CHASE BANK, N.A.,
                                       as Administrative Agent and as a Lender

                                       By: /s/ Robert P. Kellas
                                           -------------------------------------
                                           Name: Robert P. Kellas
                                           Title: Executive Director

                                       CITICORP USA, INC.,
                                       as Syndication Agent and as a Lender

                                       By: /s/ Jeffrey Nitz
                                           -------------------------------------
                                           Name: Jeffrey Nitz
                                           Title:  Director